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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-43085) of Lear Corporation of our report dated March 31, 1999 relating to the financial statements of UT Automotive, Inc. (formerly a wholly-owned operating segment of United Technologies
Corporation), which appears in the Current Report on Form 8-K of Lear Corporation dated May 4, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
May 26, 2000